Exhibit 99.1

P R E S S   R E L E A S E

Autoliv Elects New Board Member

(Stockholm, March 24, 2014) — Autoliv Inc. – the global leader in automotive safety systems – has elected Mr. Franz-Josef Kortüm as a new member to its Board of Directors.

Mr. Kortüm has a long and impressive career in the automotive industry, in 1994 joining Webasto SE (Stockdorf/Munich), a leading German automotive industry supplier focused on roof and heating systems. From 1998 to 2012 he was active as Chief Executive Officer.

From 1976 to 1992 Mr. Kortüm held various positions with Daimler AG. From 1989 to 1991 he was General Manager of the Domestic Commercial Vehicle Sales Division. In 1992 Mr. Kortüm joined Audi AG, where he from 1993 to 1994 was active as Chief Executive Officer.

In addition to joining the Board of Directors of Autoliv Mr. Kortüm is also Vice Chairman of the Supervisory Board of Webasto SE, Chairman of the Advisory Board of Brose Fahrzeugteile Gmbh & Co.KG (Coburg) and member of the Supervisory Board of Wacker Chemie AG (Munich). Until recently Mr. Kortüm was also a member of the Supervisory Board of Schaeffler AG (Herzogenaurach). From 2004 thru 2012 Mr. Kortüm was a member of the managing board of the VDA (German Association of the Automotive Industry) and during this time also the Deputy spokesman of the German Automotive Supplier industry.

“I am pleased to welcome Franz-Josef Kortüm to Autoliv’s Board of Directors. His extensive automotive industry experience and proven leadership will be very valuable assets in the future work of the board”, said Jan Carlson, President & CEO for Autoliv Inc.

Franz-Josef Kortüm born in 1950 holds a MBA equivalent degree in Business Administration from the University of Regensburg, Germany.

Autoliv’s Board has determined that Mr. Kortüm is “independent” according to the New York Stock Exchanges’ rules and regulations.

Attached with the press release is a photo of Mr. Franz-Josef Kortüm.

Inquiries:

Jan Carlson, President & CEO Autoliv Inc. Tel +46-8-587 20 600

Autoliv Inc.	Autoliv North America
Vasagatan 11, 7th floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (8) 58 72 06 27	Tel +1 (248) 475-0427
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com

P R E S S   R E L E A S E

About Autoliv

Autoliv, Inc., the worldwide leader in automotive safety systems, develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has around 80 facilities with over 56,000 employees in 29 countries. In addition, the Company has 18 technical centers in nine countries around the world, with 20 test tracks, more than any other automotive safety supplier. Sales in 2013 amounted to US $8.8 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on the OMX Nordic Exchange in Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Safe Harbor

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). All such statements are based upon our current expectations and various assumptions, and apply only as of the date of this report. Our expectations and beliefs are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that forward-looking statements will materialize or prove to be correct. Because such statements involve risks and uncertainties, the outcome could differ materially from those set out in the statements. For a summary of such risk factors, please refer to our latest 10-K and 10-Q filed with the SEC. Except for our ongoing obligation to disclose information under law, we undertake no obligation to update publicly any forward-looking statements whether as a result of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Autoliv Inc.	Autoliv North America
Vasagatan 11, 7th floor	26545 American Drive
P. O. Box 703 81, SE-107 24 Stockholm, Sweden	Southfield, MI 48034, USA
Tel +46 (8) 58 72 06 27	Tel +1 (248) 475-0427
e-mail: thomas.jonsson@autoliv.com	e-mail: ray.pekar@autoliv.com